[Sento Letterhead]

               Sento Reports Third Quarter Results
              Reports Pro-forma Quarterly Net Income

AMERICAN FORK, Utah, January 20, 2004 - Sento Corporation (Nasdaq: SNTO - news), a leading provider of integrated, multi-channel customer support, today announced financial results for its third fiscal quarter and nine months ended December 31, 2003.

Revenues for the quarter ended December 31, 2003, increased by 30% to $5.2 million compared to $4 million for the same quarter of the previous year. Net loss for the quarter was $(141,000), or $(0.06) per share, compared to a net loss of $(373,000), or $(0.18) per share, for the quarter ended December 31, 2002-a 62% improvement.

For the nine-month period, revenues increased 15% to $13.4 million, compared to $11.7 million for the nine-month period last year. The net loss was $(1.2 million), or $(0.51) per share, compared to a net loss of $(2.2 million), or $(1.04) per share, for the nine-month period last year-a 45% improvement.

"We reported to you last quarter that we have firmly established a technology-based platform whose core-costs can be leveraged from increased revenues so that profits going forward can be realized. In October 2003, in two separate press releases, Sento announced additional annualized revenues from new clients totaling $10 million. During the December 2003 quarter we began seeing the positive results from these new revenues," stated Pat O'Neal, President and Chief Executive Officer.

Mr. O'Neal continued, "We have stated in previous reports that an increase in call volumes, if achieved, would result in higher coverage of overhead and fixed costs, which would likely result in improved gross margin percentages. We are pleased to report that this increase in revenues coupled with earlier cost savings from consolidation of telephone and data services with the installation of a new PBX switch, our expansion to new facilities which have lower occupancy costs, and the utilization of excess capacity have had a positive effect on our gross margin percent."

Stanley Cutler, Senior Vice President of Finance, added, "As a result of accounting rules involving expensing repriced employee stock options, Sento recorded and expensed for the quarter non-cash charges of $275,000 relating to this repricing. This charge is directly related to the vesting on options repriced in April 2003 and the increase in our stock price since that time. While Sento experiences a non-cash charge to income for this repricing, we are enjoying increased employee morale from this repricing."

Mr. Cutler went on to explain, "On a pro forma basis, the net income for the quarter ended December 31, 2003 was $182,000, or $0.07 per diluted share, compared to a pro forma net loss of $(350,000), or $(0.17) per share, for the quarter ended December 31, 2002. For the nine-month period, the pro forma net loss was $(683,000), or $(0.30) per share, compared to a pro forma net loss of $(2,104,000), or $(1.00) per share, for the nine-month period of the previous year. Pro forma net income excludes non-cash charges of $275,000 for stock-based compensation, and non-cash charges of $48,000 associated with valuation of warrants and conversion of debentures for the quarter ended December 31, 2003. Pro forma net loss excludes non-cash charges of $325,000 for stock based compensation, and non-cash charges of $151,000 associated with valuation of warrants and conversion of debentures for the nine- months ended December 31, 2003."

CONFERENCE CALL

Sento senior management will host a conference call today at 2:15 p.m. Mountain Time (4:15 p.m. Eastern Time) to discuss Sento's results, business developments, and growth opportunities. To access the call, dial 904-779-4740, in or outside the U.S., five minutes before start time. The confirmation number will be 1374442. A replay will be available for seven days following the call by dialing 402-220-2491 and entering the reservation number 1374442. The replay will be available through January 27, 2004.

In addition, this call will be web cast by CCBN and can be accessed at Sento's Web site at: www.sento.com. The web cast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

PRO FORMA FINANCIAL MEASURES

In this earnings release and during our earnings conference call to be held on January 20, 2004 as described above, Sento uses or plans to discuss certain pro forma financial measures, which may be considered non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, ("GAAP"). A reconciliation between pro forma and GAAP measures can be found in the accompanying tables. The Company believes that, while these pro forma measures are not a substitute for GAAP results, they provide the best basis for evaluating the Company's operating results exclusive of non-cash items. These pro forma measures have been reconciled to the nearest GAAP measure as is now required under new SEC rules regarding the use of non-GAAP financial measures. The Company computes pro forma operating results by adjusting GAAP operating results for stock-based compensation and valuation of warrants and conversion of debentures.

SENTO PROFILE

Sento Corporation (www.sento.com.) provides the latest in Web-enabled CRM (Customer Relationship Management) solutions for a diversified portfolio of organizations. These services include self-help, live chat via Text Talk(sm), Web collaboration, email, and telephone. Utilizing a tested and proven technology set, Sento provides enhanced customer experience at a significant cost reduction when compared to traditional models. Sento deploys a distributed workforce strategy and customer-centric applications to provide the best in customer care and support.

FORWARD LOOKING STATEMENTS

Statements in this press release, which are not purely historical, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements encompass Sento's beliefs, expectations, hopes or intentions regarding future events. Words such as "expects," "intends," "believes," "anticipates," "should" and "likely" also identify forward-looking statements. All forward-looking statements included in this release are made as of the date hereof and are based on information available to Sento as of such date. Sento assumes no obligation to update any forward-looking statement. Actual results could differ materially from those anticipated for a number of reasons, including, among others: the Company's ability to obtain sufficient capital to finance needed equipment and hire additional personnel required by its new contracts; variations in market and economic conditions; the Company's dependence on its limited number of key

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clients; reduction in services requested by the Company's clients resulting in lower revenues for the Company; the Company's ability to complete negotiations and execute client agreements; risk of emergency interruption of the Customer Contact Solutions operations; and other unanticipated factors. Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company's current expectations are contained in the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB.

Contact:
Patrick F. O'Neal, CEO, Sento at 801-772-1417 or pat_oneal@sento.com Stanley C. Cutler, CFO, Sento at 801-772-1410 or stan_cutler@sento.com
Or, for brokers and financial industry members, Laurie S. Roop, President, Shareholder Relations at 435-652-3884 or laurie@shareholder-relations.net

                SENTO CORPORATION AND SUBSIDIARIES

              Condensed Consolidated Balance Sheets

                              Assets


                                             December 31, 2003  March 31, 2003
                                             -----------------  --------------
                                                (Unaudited)
                                                -----------

Current assets:
   Cash and short-term investments              $   1,402,371  $   2,583,337
   Accounts receivable (net)                        3,161,422      2,848,863
   Other current assets                               255,415        220,091
                                                -------------- --------------
     Total current assets                           4,819,208      5,652,291


Property and equipment (net)                        3,932,518      4,130,921
Other assets                                          439,358        321,521
                                                -------------- --------------
     Total assets                               $   9,191,084  $  10,104,733
                                                ============== ==============



               Liabilities and Stockholders' Equity

Current liabilities:
   Current portion of long-term debt            $   1,630,374  $   1,333,170
   Accounts payable                                 1,608,372      1,728,768
   Accrued liabilities and other                    1,653,834      1,474,738
   Deferred revenue and customer deposits              38,393         46,453
                                                -------------- --------------

     Total current liabilities                      4,930,973      4,583,129
                                                -------------- --------------
Long-term liabilities:
   Long-term debt, net of current portion             404,683        888,825
   Convertible debentures                             442,868      1,202,821
                                                -------------- --------------
     Total long-term liabilities                      847,551      2,091,646
                                                -------------- --------------
Stockholders' equity                                3,412,560      3,429,958
                                                -------------- --------------

     Total liabilities and stockholders' equity $   9,191,084  $  10,104,733
                                                ============== ==============



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



                        SENTO CORPORATION AND SUBSIDIARIES

                 Condensed Consolidated Statements of Operations
                                   (Unaudited)



                                                     Three Months Ended            Nine Months Ended
                                              ------------------------------ -----------------------------

                                                December 31,   December 31,    December 31,   December 31,
                                                    2003           2002            2003          2002
                                              -------------- --------------- -------------- --------------
Revenues                                      $   5,200,254  $    3,952,971  $  13,439,919  $  11,661,480

Cost of sales                                     4,191,801       3,624,857     11,887,233     11,690,374
                                              -------------- --------------- -------------- --------------

   Gross profit (loss)                            1,008,453         328,114      1,552,686        (28,894)
Selling, general and administrative expenses        737,599         588,572      2,002,532      1,791,694
Stock-based compensation                            275,189               -        324,747              -
                                              -------------- --------------- -------------- --------------
   Operating loss                                    (4,335)       (260,458)      (774,593)    (1,820,588)
Non-cash charge for valuation of warrants
 and conversion of debentures                       (48,233)        (22,627)      (150,779)       (72,013)

Other expense (net)                                 (88,891)        (89,866)      (233,582)      (283,478)
                                              -------------- --------------- -------------- --------------
Net loss                                      $    (141,459) $     (372,951) $  (1,158,954) $  (2,176,079)
                                              ============== =============== ============== ==============

Basic and diluted loss per share              $       (0.06) $        (0.18) $       (0.51) $       (1.04)
                                              ============== =============== ============== ==============
Weighted average number of common and
 common equivalent shares outstanding             2,372,232       2,099,960      2,258,541      2,099,260
                                              ============== =============== ============== ==============

Pro forma adjustments:

GAAP net loss                                 $    (141,459) $     (372,951) $  (1,158,954) $  (2,176,079)

Stock-based compensation                            275,189               -        324,747              -

Non-cash charge for valuation of warrants
 and conversion of debentures                        48,233          22,627        150,779         72,013
                                              -------------- --------------- -------------- --------------
Pro forma net income (loss)                   $     181,963  $     (350,324) $    (683,428) $  (2,104,066)
                                              ============== =============== ============== ==============

Pro forma basic income (loss) per share       $        0.08  $        (0.17) $       (0.30) $       (1.00)
                                              ============== =============== ============== ==============
Pro forma diluted income (loss) per share*    $        0.07  $        (0.17) $       (0.30) $       (1.00)
                                              ============== =============== ============== ==============
Shares used to compute pro forma basic
 income (loss) per share                          2,372,232       2,099,960      2,258,541      2,099,260
                                              ============== =============== ============== ==============
Shares used to compute pro forma diluted
  income (loss) per share                         3,021,839       2,099,960      2,258,541      2,099,260
                                              ============== =============== ============== ==============


* Pro forma diluted income (loss) per share excludes $18,000 of interest charges from convertible debt.

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